Exhibit 99.2


              TERMINATION AND RELEASE AGREEMENT


          TERMINATION AND RELEASE AGREEMENT (the "Agreement"), dated as of April 29, 1996, among METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Metromedia"), ALLIANCE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("Alliance Mergerco"), and ALLIANCE ENTERTAINMENT CORP., a Delaware corporation ("Alliance"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

          WHEREAS, Metromedia, Alliance Mergerco and Alliance are parties to an Agreement and Plan of Merger dated as of December 20, 1995 providing for, among other things, the merger (the "Merger") of Alliance Mergerco with and into Alliance;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   TERMINATION OF THE MERGER AGREEMENT, ETC.

               (a) Pursuant to Section 6.1(a) of the Merger Agreement, the Merger Agreement is hereby terminated, the Merger is hereby abandoned and, notwithstanding anything to the contrary contained in the Merger Agreement (including Section 6.2 thereof), all further obligations of the parties thereunder shall terminate, except for the respective obligations set forth in Section 4.1(a), which shall expressly survive the termination of the Merger Agreement.

               (b) All agreements and understandings of any type, whether executed or unexecuted, among any of Metromedia, Alliance
Mergerco, Alliance and each of their respective affiliates related to the Merger Agreement and/or the Merger are hereby terminated and shall be of no further force or effect.

          2. RELEASE OF METROMEDIA AND ALLIANCE MERGERCO. Alliance hereby irrevocably and unconditionally releases, acquits and forever discharges Metromedia and Alliance Mergerco, and each of Metromedia's and Alliance Mergerco's owners, stockholders, partners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them or any of them, from any and all actions or causes of action in law or in equity, charges, claims, complaints, costs, demands, damages, liabilities, liens, obligations, promises, agreements, controversies, suits, rights, losses, debts, interest and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, in any way arising out of or connected with the Merger Agreement and any agreements related thereto.

          3. RELEASE OF ALLIANCE. Metromedia and Alliance Mergerco hereby irrevocably and unconditionally release, acquit and forever discharge Alliance and each of Alliance's owners, stockholders, partners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them or any of them, from any and all actions or causes of action in law or in equity, charges, claims, complaints, costs, demands, damages, liabilities, liens, obligations, promises, agreements, controversies, suits, rights, losses, debts, interest, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, in any way arising out of or connected with the Merger Agreement and any agreements related thereto.

          4. FURTHER ASSURANCES. The parties hereto agree that they will cooperate with each other and will execute and deliver or cause to be delivered, all such other instruments, documents and/or certificates, and will take all such other actions, as either party may reasonably request from time to time to effectuate the provisions and purposes hereof.

          5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH
STATE.

          6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Metromedia, Alliance Mergerco and Alliance, and each of their respective successors and assigns and references in this Agreement to any of them shall be construed accordingly.

          7. SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be declared null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all other provisions of this Agreement shall remain in full force and effect.

          8. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                       METROMEDIA INTERNATIONAL GROUP, INC.


                                       By:  /S/  SILVIA KESSEL
                                       -------------------------------------
                                       Name:  Silvia Kessel
                                       Title: Senior Vice President


                                       ALLIANCE MERGER CORP.


                                       By:   /S/  SILVIA KESSEL
                                       -------------------------------------
                                       Name:  Silvia Kessel
                                       Title: Senior Vice President



                                       ALLIANCE ENTERTAINMENT CORP.



                                       By:  /S/  ELLIOT B. NEWMAN
                                       -------------------------------------
                                       Name:  Elliot B. Newman
                                       Title: Senior Executive Vice President